Contact: J. Kimbrough Davis 850-671-0300
Executive Vice President and Chief Financial Officer

                                                            [CCBG LOGO]
Website: www.ccbg.com
For Immediate Release
Date: October 23, 2003

                   CAPITAL CITY BANK GROUP, INC. REPORTS
                         THIRD QUARTER EARNINGS OF
                     $0.47 PER DILUTED SHARE, UP 6.8%
-------------------------------------------------------------------------

3rd QUARTER 2003 HIGHLIGHTS

* Quarterly earnings of $6.3 million, or $0.47 per diluted share, an increase of 8.5% and 6.8%, respectively, from the third quarter of 2002.

* Noninterest income up 24.6%, attributable to higher deposit fees and mortgage banking revenues.

* YTD efficiency ratio of 62.96% represents a 161 basis point improvement over 2002. The QTD efficiency ratio increased 19 basis points, primarily reflecting an increase in compensation expense.

* Strong credit quality as indicated by a nonperforming asset ratio of .63% and a net charge-off ratio of .28%.

*   Well capitalized with a Tier 1 capital ratio of 12.98%.


EARNINGS HIGHLIGHTS

                                                         Three Months Ended             Nine Months Ended
                                                 ---------------------------------    --------------------
                                                 Sept. 30,    June 30,   Sept. 30,    Sept. 30   Sept. 30,
(Dollars in thousands, except per share data)       2003        2003        2002        2003        2002
----------------------------------------------------------------------------------------------------------
EARNINGS
Net Income                                        $ 6,296       6,440       5,801      19,097      16,360
Diluted Earnings Per Common Share <F1>            $  0.47        0.49        0.44        1.44        1.23
----------------------------------------------------------------------------------------------------------
PERFORMANCE
Return on Average Equity                            12.55%      13.26       12.72       13.11       12.31
Return on Average Assets                             1.38        1.45        1.37        1.42        1.28
Net Interest Margin                                  5.26        5.40        5.74        5.36        5.50
Noninterest Income as % of Operating Revenue        34.71       33.56       29.75       33.57       29.42
Efficiency Ratio                                    63.87       62.50       63.68       62.96       64.57
----------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
Tier 1 Capital Ratio                                12.98%      12.58       12.02       12.98       12.02
Total Risk-Based Capital Ratio                      13.92       13.52       13.02       13.92       13.02
Leverage Ratio                                       9.19        8.85        8.51        9.19        8.51
Equity to Assets                                    10.73       10.45       10.43       10.73       10.43


                                                         Three Months Ended             Six Months Ended
                                                 ---------------------------------    --------------------
                                                 Sept. 30,    June 30,   Sept. 30,    Sept. 30   Sept. 30,
(Dollars in thousands, except per share data)       2003        2003        2002        2003        2002
----------------------------------------------------------------------------------------------------------
ASSET QUALITY
Allowance as % of Non-Performing Loans             183.35%     331.15      504.42      183.35      504.42
Allowance as a % of Loans                            0.94        0.93        0.97        0.94        0.97
Net Charge-Offs as % of Average Loans                0.28        0.27        0.24        0.27        0.22
Nonperforming Assets as % of Loans and ORE           0.63        0.38        0.28        0.63        0.28
----------------------------------------------------------------------------------------------------------
STOCK PERFORMANCE
High <F1>                                         $ 40.93       36.43       29.55       40.93       29.55
Low <F1>                                            35.00       29.74       22.32       26.81       18.12
Close <F1>                                        $ 38.16       36.08       26.45       38.16       26.45
Average Daily Trading Volume                        9,810      13,251      13,590      11,371      15,090
----------------------------------------------------------------------------------------------------------

<F1>  All share and per share data have been restated to reflect the 5-for-4 stock split effective
      June 13, 2003.



Capital City Bank Group, Inc. (NASDAQ: CCBG) reported earnings for the third quarter totaling $6.3 million, or $0.47 per diluted share. This compares to $5.8 million, or $0.44 per diluted share, in the third quarter of 2002, increases of 8.5% and 6.8%, respectively. For the nine months ended September 30, 2003, the Company reported net income of $19.1 million, or $1.44 per diluted share. This represents increases from the comparable period in 2002 of 16.7% and 17.0%, respectively. The Return on Average Assets was 1.42% and the Return on Average Equity was 13.11% for the nine month period, compared to 1.28% and 12.31%, respectively, for the comparable period in 2002.

The increase in both the third quarter and year-to-date earnings was attributable to growth in operating revenues (defined as the total of net interest income and noninterest income) of 6.8% and 9.1%, respectively. This was primarily due to higher noninterest income, which increased 24.6% and 24.5%, respectively. Growth in noninterest income resulted from increased service charge revenues, reflecting a higher level of NSF/overdraft fees, and increased mortgage banking revenues, which continue to reflect the higher volume of fixed-rate residential mortgages sold to the secondary market.

William G. Smith, Jr., President and CEO, stated, "Capital City turned in a very solid performance during the third quarter and we are pleased to be ahead of projections through the first nine months. Strong margins, sound credit quality and growing noninterest income contributed significantly to our performance. Two new Florida offices were opened during the third quarter, one each in Leon County and Hernando County, enabling us to capitalize on growth in these respective markets. An additional office will open in Leon County in the fourth quarter. As we enter the home stretch of 2003, our focus turns to executing initiatives for 2004 and beyond. While taking advantage of expansion opportunities, Capital City will continue to commit additional resources to growing its existing markets."

Compared to third quarter 2002, net interest income declined in the third quarter of 2003 by $161,000, but reflects a year-to-date increase of $1.7 million. Lower asset yields were partially offset by lower funding costs. The Company's net interest margin for the three months ended September 30, 2003 was 5.26%, a decline of 48 basis points from the comparable period in 2002 and 14 basis points from second quarter 2003. The margin, in terms of both amount and percent, may continue to decline slightly over the next quarter as historically low interest rates continue to prevail and drive earning asset yields lower.

Provision for loan losses of $921,000 in the third quarter was slightly lower than the comparable quarter in 2002. Net charge-offs for the third quarter totaled $931,000, or .28% of average loans compared to $756,000, or .24% of average loans in the third quarter of 2002. The year-to-date 2003 provision of $2.6 million compared to a $2.4 million provision for the first nine months of 2002, reflects an increase in net charge-offs.

Noninterest income improved $2.2 million and $6.3 million, respectively, for the three and nine month periods in 2003, resulting from higher deposit fees and continued strong mortgage banking revenues. The higher deposit fees are primarily attributable to growth in NSF/overdraft fees. Mortgage banking revenues grew 51.0% and 49.2%, respectively, for the three and nine month periods due to the continued strong production and sale of fixed rate mortgages. Noninterest income was 2.47% and 2.40% of average assets for the three and nine month periods, respectively. This represents an increase of 32 and 38 basis points, respectively, over the comparable periods in 2002. Noninterest revenues generated in the third quarter were 5.0% higher than the previous quarter. The level of interest rates, origination volume and percent of fixed rate production is expected to impact the Company's ability to maintain the current level of mortgage banking revenues during the fourth quarter of 2003.

Noninterest expense grew by $1.3 million in the third quarter of 2003 and $3.3 million for the nine month period. The increase in both periods is primarily attributable to higher pension costs, medical insurance premiums, and salaries (including commissions/incentives). Stock-based compensation tied to Company strategic initiatives also increased during both periods, with a majority of this increase being realized during the third quarter. Higher occupancy expense (due to office expansion) and maintenance/repair expense also contributed to the increase for both reporting periods. The year-to-date efficiency ratio (defined as noninterest expense less intangible amortization divided by tax equivalent net interest income plus noninterest income) improved 161 basis points to 62.96%, driven by 9.1% growth in operating revenues.

Average earning assets increased by $123.2 million, or 8.2%, in the third quarter of 2003 over the comparable period in 2002. The increase in earning assets reflects growth in average loans of $69.5 million, or 5.5%, and growth of $85.7 million in the Company's funds sold position. The Company experienced a slight shift in earning asset mix as average loans represented 81.7% in the third quarter compared to the prior quarter of 81.6%. Loan demand, excluding 1-4 family residential, is expected to remain moderate in most markets. During the latter portion of the third quarter, 1-4 family residential production declined, primarily as a result of lower refinancing activity.

Nonperforming assets of $8.4 million increased by $4.7 million over 2002, and represented .63% of total loans and other real estate. This compares to .28% and .30%, respectively for the third and fourth quarters of 2002. The increase in nonperforming assets is primarily attributable to one large commercial loan in the amount of $3.7 million that was placed on nonaccrual status in the third quarter.

Average total deposits increased $36.1 million, or 2.6%, from the third quarter in 2002. The increase in nonmaturity deposits, which created a favorable shift in deposit mix and a positive impact on the Company's cost of funds.

The Company ended the third quarter with approximately $130.0 million in average net overnight funds as compared to $44.3 million in the third quarter of 2002. The increase reflects deposit growth and borrowings from the Federal Home Loan Bank. Liquidity increased slightly from the previous quarter and is anticipated to remain near current levels during the fourth quarter of 2003.

Capital City Bank Group, Inc. is a $1.9 billion financial services company headquarted in Tallahassee, Florida, providing traditional deposit and credit services, asset management, trust, mortgage banking, credit cards, data processing, and securities brokerage services. Founded in 1895, the Company has 57 banking offices, 72 ATMs and 11 Bank 'N Shop locations in 22 counties in Florida, Georgia, and Alabama. The Company also has four mortgage lending offices located in four additional Florida counties.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this press release, that are not historical facts, contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a number of uncertainties and risks that have been described in Capital City Bank Group's annual report on Form 10-K for the fiscal year ended December 31, 2002, and the Company's other filings with the Securities and Exchange Commission. These uncertainties and risks could cause future results to differ materially from those anticipated by such statements.



CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF INCOME
Unaudited
-----------------------------------------------------------------------------------------------------------------------------
                                                                  2003                        2002          Nine Months Ended
                                                      ------------------------------    -----------------       Sept. 30,
                                                       Third     Second       First     Fourth      Third   -----------------
(Dollars in thousands, except per share data)         Quarter    Quarter     Quarter    Quarter    Quarter    2003     2002
-----------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest and Fees on Loans                           $ 23,066     23,363      23,174     23,628     23,897  $ 69,603  71,294
Interest on Investment Securities                       1,434      1,539       1,811      2,033      2,324     4,784   7,660
Interest on Funds Sold                                    303        332         352        391        182       987   1,089
----------------------------------------------------------------------------------------------------------------------------
     Total Interest Income                             24,803     25,234      25,337     26,052     26,403    75,374  80,043
----------------------------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on Deposits                                    2,729      3,053       3,226      3,894      4,496     9,008  16,657
Interest on Short-term Borrowings                         282        340         329        236        194       951     531
Interest on Long-term Debt                                495        501         545        537        256     1,541     648
----------------------------------------------------------------------------------------------------------------------------
Total Interest Expense                                  3,506      3,894       4,100      4,667      4,946    11,500  17,836
----------------------------------------------------------------------------------------------------------------------------
Net Interest Income                                    21,297     21,340      21,237     21,385     21,457    63,874  62,207
Provision for Loan Losses                                 921        886         779        863        991     2,586   2,434
----------------------------------------------------------------------------------------------------------------------------
Net Interest Income after Provision for Loan Losses    20,376     20,454      20,458     20,522     20,466    61,288  59,773
============================================================================================================================
NONINTEREST INCOME
Service Charge Revenue                                  4,123      4,074       3,967      4,033      2,979    12,164   8,716
Data Processing Revenue                                   578        611         558        512        485     1,747   1,494
Asset Management Fees                                     660        650         605        631        585     1,915   1,890
Mortgage Banking Revenue                                2,434      1,893       1,576      2,618      1,612     5,903   3,957
Other Fees                                              3,525      3,553       3,471      3,449      3,426    10,549   9,876
----------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Income                          11,320     10,781      10,177     11,243      9,087    32,278  25,933
============================================================================================================================
NONINTEREST EXPENSE
Compensation                                           12,238     11,356      11,370     11,267     10,888    34,964  31,947
Premises                                                1,589      1,510       1,369      1,477      1,363     4,468   4,242
FF&E                                                    2,048      1,874       1,795      2,021      1,819     5,717   5,656
Intangible Amortization                                   810        810         811        811        811     2,431   2,432
Other Expense                                           5,186      5,556       5,325      5,799      5,645    16,067  16,046
----------------------------------------------------------------------------------------------------------------------------
     Total Noninterest Expense                         21,871     21,106      20,670     21,375     20,526    63,647  60,323
============================================================================================================================

OPERATING PROFIT                                        9,825     10,129       9,965     10,390      9,027    29,919  25,383
Provision for Income Taxes                              3,529      3,689       3,604      3,668      3,226    10,822   9,023
----------------------------------------------------------------------------------------------------------------------------
NET INCOME                                           $  6,296      6,440       6,361      6,722      5,801   $19,097  16,360
============================================================================================================================
PER SHARE DATA <F1>
Basic Earnings                                       $   0.47       0.49        0.48       0.51       0.44   $  1.44    1.24
Diluted Earnings                                         0.47       0.49        0.48       0.51       0.44      1.44    1.24
Cash Dividends                                       $  0.170      0.170       0.136      0.136      0.122   $ 0.476   0.366
AVERAGE SHARES <F1>
Basic                                                  13,221     13,209      13,207     13,189     13,189    13,221  13,237
Diluted                                                13,260     13,255      13,253     13,238     13,238    13,255  13,286
============================================================================================================================

<F1>  All share and per share data have been restated to reflect the 5-for-4 stock split effective June 13, 2003.



CAPITAL CITY BANK GROUP, INC.
CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
Unaudited
-----------------------------------------------------------------------------------------------------------------
                                                                    2003                            2002
                                                     ---------------------------------     ----------------------
                                                        Third      Second       First        Fourth       Third
(Dollars in thousands, except per share data)          Quarter     Quarter     Quarter       Quarter     Quarter
-----------------------------------------------------------------------------------------------------------------
ASSETS
Cash and Due From Banks                              $  105,407      98,388      85,976       89,823      87,613
Funds Sold                                              161,579     168,773     176,428      170,936      79,034
-----------------------------------------------------------------------------------------------------------------
     Total Cash and Cash Equivalents                    266,986     267,161     262,404      260,759     166,647

Investment Securities, Available-for-Sale               162,734     170,745     190,119      180,315     194,035

Loans, Net of Unearned                                1,322,888   1,332,387   1,311,556    1,285,221   1,286,909
  Allowance for Loan Losses                             (12,424)    (12,434)    (12,437)     (12,495)    (12,462)
-----------------------------------------------------------------------------------------------------------------
     Loans, Net                                       1,310,464   1,319,953   1,299,119    1,272,726   1,274,447

Premises and Equipment                                   55,347      53,132      51,484       48,897      47,633
Intangible Assets                                        26,603      27,413      28,223       29,034      29,844
Other Assets                                             32,289      32,186      33,168       33,040      31,323
-----------------------------------------------------------------------------------------------------------------
     Total Other Assets                                 114,239     112,731     112,875      110,971     108,800
-----------------------------------------------------------------------------------------------------------------
Total Assets                                         $1,854,423   1,870,590   1,864,517    1,824,771   1,743,929
=================================================================================================================
LIABILITIES
Deposits:
  Noninterest Bearing Deposits                       $  456,302     456,050     462,269      406,081     396,946
  Interest Bearing Deposits                           1,029,139   1,042,527   1,032,801    1,028,119   1,006,837
-----------------------------------------------------------------------------------------------------------------
     Total Deposits                                   1,485,441   1,498,577   1,459,070    1,434,200   1,403,783

Short-Term Borrowings                                   112,255     101,629     140,138      113,675      70,346
Long-Term Debt                                           38,016      57,664      53,651       71,745      66,987
Other Liabilities                                        19,820      17,251      20,644       18,620      20,838
-----------------------------------------------------------------------------------------------------------------
Total Liabilities                                     1,655,532   1,675,121   1,673,503    1,638,240   1,561,954
-----------------------------------------------------------------------------------------------------------------
SHAREOWNERS' EQUITY
Common Stock                                                132         132         106          106         106
Additional Paid-in-Capital                               15,578      15,447      15,120       14,717      14,539
Retained Earnings                                       181,395     177,346     173,152      168,587     163,659
Accumulated Other Comprehensive Income                    1,786       2,544       2,636        3,121       3,671
-----------------------------------------------------------------------------------------------------------------
Total Shareowners' Equity                               198,891     195,469     191,014      186,531     181,975
-----------------------------------------------------------------------------------------------------------------
Total Liabilities and Owners' Equity                 $1,854,423   1,870,590   1,864,517    1,824,771   1,743,929
=================================================================================================================
OTHER BALANCE SHEET DATA
Earning Assets                                       $1,647,201   1,671,905   1,678,103    1,636,472   1,559,978
Intangible Assets
  Goodwill                                                6,680       6,680       6,680        6,680       6,680
  Deposit Base                                           19,923      20,733      21,543       22,354      23,164
Interest Bearing Liabilities                          1,179,410   1,201,820   1,226,590    1,213,539   1,144,170
-----------------------------------------------------------------------------------------------------------------
Book Value Per Diluted Share <F1>                    $    15.00       14.73       14.42        14.08       13.75
Tangible Book Value Per Diluted Share <F1>                13.00       12.67       12.28        11.89       11.49
-----------------------------------------------------------------------------------------------------------------
Actual Basic Shares Outstanding <F1>                     13,222      13,221      13,207       13,196       13,189
Actual Diluted Shares Outstanding <F1>                   13,256      13,267      13,254       13,245       13,238
=================================================================================================================

<F1> All shares and per share data have been restated to reflect the 5-for-4 stock split effective June 13, 2003.


CAPITAL CITY BANK GROUP, INC.
ALLOWANCE FOR LOAN LOSSES
  AND NONPERFORMING ASSETS
Unaudited
-----------------------------------------------------------------------------------------------------------------
                                                                     2003                            2002
                                                     ----------------------------------   ----------------------
                                                        Third      Second       First        Fourth       Third
(Dollars in thousands, except per share data)          Quarter     Quarter     Quarter       Quarter     Quarter
-----------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN LOSSES
Balance at Beginning of Period                         $12,434      12,437      12,495        12,462      12,227
Acquired Reserves                                            0           0           0             0           0
Provision for Loan Losses                                  921         886         779           863         991
Net Charge-Offs                                            931         889         837           830         756
-----------------------------------------------------------------------------------------------------------------
Balance at End of Period                               $12,424      12,434      12,437        12,495      12,462
=================================================================================================================
As a % of Loans                                           0.94%       0.93        0.95          0.97        0.97
As a % of Nonperforming Loans                           183.35      331.15      485.06        497.72      504.42
As a % of Nonperforming Assets                          148.51      244.73      329.89        325.14      340.50
=================================================================================================================
CHARGE-OFFS
Commercial, Financial and Agricultural                 $    61         177         142           136         278
Real Estate - Construction                                   0           0           0             0           0
Real Estate - Mortgage                                      91           0           0             0           0
Real Estate - Residential                                  119          32          19            65          37
Consumer                                                   937         916         887           874         760
-----------------------------------------------------------------------------------------------------------------
Total Charge-Offs                                      $ 1,208       1,125       1,048         1,075       1,075
=================================================================================================================
RECOVERIES
Commercial, Financial and Agricultural                 $    73          42          14            14          21
Real Estate - Construction                                   0           0           0             0           0
Real Estate - Mortgage                                       0           0           0            20           0
Real Estate - Residential                                    0           0           0             1           1
Consumer                                                   204         194         197           210         297
-----------------------------------------------------------------------------------------------------------------
Total Recoveries                                       $   277         236         211           245         319
=================================================================================================================
NET CHARGE-OFFS                                        $   931         889         837           830         756
=================================================================================================================
Net Charge-Offs as a % of Average Loans <F1>              0.28%       0.27        0.26          0.25        0.24
=================================================================================================================
RISK ELEMENT ASSETS
Nonaccruing Loans                                      $ 6,776       3,755       2,564         2,510        2,471
Restructured                                                 0           0           0             0            0
-----------------------------------------------------------------------------------------------------------------
  Total Nonperforming Loans                              6,776       3,755       2,564         2,510        2,471
Other Real Estate                                        1,590       1,326       1,206         1,333        1,189
-----------------------------------------------------------------------------------------------------------------
  Total Nonperforming Assets                           $ 8,366       5,081       3,770         3,843        3,660
=================================================================================================================
Past Due Loans 90 Days or More                         $   410       1,976       1,685         2,453          723
=================================================================================================================
Nonperforming Loans as a % of Loans                       0.51%       0.28        0.20          0.20         0.19
Nonperforming Assets as a % of
   Loans and Other Real Estate                            0.63        0.38        0.29          0.30         0.28
Nonperforming Assets as a % of Capital <F2>               3.96        2.44        1.85          1.93         1.88
=================================================================================================================

<F1>  Annualized
<F2>  Capital includes allowance for loan losses.


CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
-------------------------------------------------------------------------------------------------------------------------------
                                                 Third Quarter of 2003       Second Quarter 2003          First Quarter 2002
                                               -------------------------   -------------------------   ------------------------
                                               Average           Average   Average           Average   Average          Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate     Balance  Interest  Rate
--------------------------------------------   -------------------------   -------------------------   ------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,336,139  $23,114  6.86%   1,316,705   23,403  7.13    1,289,161   23,220  7.30

Investment Securities
  Taxable Investment Securities                  108,234      841  3.09      118,494      929  3.13      138,646    1,180  3.41
  Tax-Exempt Investment Securities                60,306      898  5.96       62,552      923  5.90       64,772      955  5.89
--------------------------------------------------------------------------------------------------------------------------------

Total Investment Securities                      168,540    1,739  4.12      181,046    1,852  4.09      203,418    2,135  4.21

Funds Sold                                       130,010      303  0.91      114,382      332  1.15      122,708      352  1.15
--------------------------------------------------------------------------------------------------------------------------------

Total Earning Assets                           1,634,689  $25,156  6.11%   1,612,133    25,587  6.37   1,615,287    25,707  6.45
                                                          ==============                ============                ============
Cash and Due From Banks                           80,246                      74,537                      82,453
Allowance For Loan Losses                        (12,534)                    (12,531)                    (12,619)
Other Assets                                     113,604                     112,852                     111,536
--------------------------------------------------------                   ---------                   ---------
Total Assets                                  $1,816,005                   1,786,991                   1,796,657
========================================================                   =========                   =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  263,729  $   151  0.23%     256,675      193  0.30      262,618      202  0.31
  Money Market Accounts                          220,924      257  0.46      211,314      392  0.74      214,539      420  0.79
  Savings Accounts                               111,644       28  0.10      109,424       68  0.25      106,241       65  0.25
  Time Deposits                                  434,206    2,293  2.10      434,515    2,400  2.22      434,825    2,539  2.37
--------------------------------------------------------------------------------------------------------------------------------
                                               1,030,503    2,729  1.05    1,011,928    3,053  1.21    1,018,223    3,226  1.29

Short-Term Borrowings                             92,316      282  1.21      102,510      340  1.33      106,798      329  1.25
Long-Term Debt                                    53,041      495  3.70       54,434      501  3.69       72,372      545  3.05
--------------------------------------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,175,860  $ 3,506  1.18%   1,168,872    3,894  1.34    1,197,393    4,100  1.39
                                                          ==============               ============                ============

Noninterest Bearing Deposits                     421,376                     403,870                     389,540
Other Liabilities                                 19,709                      19,468                      19,308
--------------------------------------------------------                   ---------                   ---------
Total Liabilities                              1,616,945                   1,592,210                   1,606,241

SHAREOWNERS' EQUITY:                          $  199,060                     194,781                     190,416
--------------------------------------------------------                   ---------                   ---------
Total Liabilities and Shareowners' Equity     $1,816,005                   1,786,991                   1,796,657
========================================================                   =========                   =========
Interest Rate Spread                                      $21,650  4.93%               21,693  5.03                21,607  5.06
========================================================================               ============                ============
Interest Income and Rate Earned                           $25,156  6.11                25,587  6.37                25,707  6.45
Interest Expense and Rate Paid <F2>                         3,506  0.85                 3,894  0.97                 4,100  1.03
------------------------------------------------------------------------               ------------               ------------
Net Interest Margin                                       $21,650  5.26                21,693  5.40                21,607  5.42
========================================================================               ============               ============

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
----------------------------------------------------------------------------------------------------
                                                  Fourth Quarter 2002        Third Quarter of 2002
                                               -------------------------   -------------------------
                                               Average           Average   Average           Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate
--------------------------------------------   -------------------------   -------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,292,892  $23,696  7.27%    1,266,591  $23,969  7.51

Investment Securities
  Taxable Investment Securities                  113,951    1,380  4.82       131,939    1,646  4.97
  Tax-Exempt Investment Securities                66,610      986  5.92        68,692    1,022  5.95
----------------------------------------------------------------------------------------------------

Total Investment Securities                      180,561    2,366  5.23       200,631    2,668  5.32

Funds Sold                                       118,082      391  1.30        44,263      182  1.61
----------------------------------------------------------------------------------------------------

Total Earning Assets                           1,591,535   26,453  6.60     1,511,485   26,819  7.04
                                                           ============                ============
Cash and Due From Banks                           75,630                       69,765
Allowance For Loan Losses                        (12,634)                     (12,503)
Other Assets                                     107,643                      109,873
--------------------------------------------------------                    ---------
Total Assets                                  $1,762,174                    1,678,620
========================================================                    =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  255,452      293  0.45       240,032      324  0.54
  Money Market Accounts                          219,429      557  1.01       221,521      731  1.31
  Savings Accounts                               105,741       98  0.36       106,551      137  0.51
  Time Deposits                                  444,798    2,946  2.63       462,139    3,304  2.84
----------------------------------------------------------------------------------------------------
                                               1,025,420    3,894  1.51     1,030,243    4,496  1.73

Short-Term Borrowings                             83,119      235  1.12        64,915      194  1.19
Long-Term Debt                                    68,665      538  3.11        24,763      256  4.09
----------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,177,204    4,667  1.57     1,119,921    4,946  1.75
                                                          =============                 ============

Noninterest Bearing Deposits                     379,398                      358,153
Other Liabilities                                 20,160                       19,636
--------------------------------------------------------                    ---------
Total Liabilities                              1,576,762                    1,497,710

SHAREOWNERS' EQUITY:                          $  185,412                      180,910
--------------------------------------------------------                    ---------
Total Liabilities and Shareowners' Equity     $1,762,174                    1,678,620
========================================================                    =========
Interest Rate Spread                                      $21,786  5.03                 21,873  5.29
========================================================================                ============
Interest Income and Rate Earned                           $26,453  6.60                 26,819  7.04
Interest Expense and Rate Paid <F2>                         4,667  1.16                  4,946  1.30
------------------------------------------------------------------------                ------------
Net Interest Margin                                       $21,786  5.44                 21,873  5.74
========================================================================                ============

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.

CAPITAL CITY BANK GROUP, INC.
AVERAGE BALANCE AND INTEREST RATES <F1>
Unaudited
----------------------------------------------------------------------------------------------------
                                                    Nine Months Ended          Nine Months Ended
                                                   September 30, 2003         September 30, 2002
                                               -------------------------   -------------------------
                                               Average           Average   Average           Average
(Dollars in thousands)                         Balance  Interest  Rate     Balance  Interest  Rate
--------------------------------------------   -------------------------   -------------------------
ASSETS:
Loans, Net of Unearned Interest               $1,314,173  $69,736  7.09%   1,243,711   71,527  7.69

Investment Securities
  Taxable Investment Securities                  121,680    2,951  3.23      143,251    5,561  5.16
  Tax-Exempt Investment Securities                62,527    2,776  5.92       69,691    3,148  6.03
----------------------------------------------------------------------------------------------------

Total Investment Securities                      184,207    5,727  4.15      212,942    8,709  5.46

Funds Sold                                       122,394      987  1.06       88,041    1,089  1.63
----------------------------------------------------------------------------------------------------

Total Earning Assets                           1,620,774  $76,450  6.31%   1,544,694   81,325  7.04
                                                          ==============               ============
Cash and Due From Banks                           79,071                      72,061
Allowance For Loan Losses                        (12,561)                    (12,334)
Other Assets                                     112,671                     110,966
--------------------------------------------------------                   ---------
Total Assets                                  $1,799,955                   1,715,387
========================================================                   =========

LIABILITIES:
Interest Bearing Deposits
  NOW Accounts                                $  261,011      546  0.28%     237,296      980  0.55
  Money Market Accounts                          215,616    1,069  0.66      225,908    2,346  1.39
  Savings Accounts                               109,123      161  0.20      104,707      403  0.51
  Time Deposits                                  434,513    7,232  2.23      510,523   12,928  3.39
----------------------------------------------------------------------------------------------------
                                               1,020,263    9,008  1.18    1,078,434   16,657  2.07

Short-Term Borrowings                            100,488      951  1.26       69,046      531  1.03
Long-Term Debt                                    59,878    1,541  3.44       17,536      648  4.94
-----------------------------------------------------------------------------------------------------
Total Interest Bearing Liabilities             1,180,629  $11,500  1.30%   1,165,016   17,836  2.05
                                                          ==============               ============

Noninterest Bearing Deposits                     405,045                     353,366
Other Liabilities                                 19,497                      19,294
--------------------------------------------------------                   ---------
Total Liabilities                              1,605,171                   1,537,676

SHAREOWNERS' EQUITY:                          $  194,784                     177,711
--------------------------------------------------------                   ---------
Total Liabilities and Shareowners' Equity     $1,799,955                   1,715,387
========================================================                   =========
Interest Rate Spread                                      $64,950  5.01%               63,489  4.99
========================================================================               ============
Interest Income and Rate Earned                           $76,450  6.31                81,325  7.04
Interest Expense and Rate Paid <F2>                        11,500  0.95                17,836  1.54
------------------------------------------------------------------------               ------------
Net Interest Margin                                       $64,950  5.36%               63,489  5.50
------------------------------------------------------------------------               ------------

<F1> Interest and average rates are calculated on a tax-equivalent basis using the 35% Federal tax rate.
<F2> Rate calculated based on average earning assets.